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                                                                   EXHIBIT 10.38

                     FIFTH AMENDMENT AND ASSIGNMENT OF LEASE

         This FIFTH AMENDMENT AND ASSIGNMENT OF LEASE (this "Fifth Amendment") is made effective as of April 1, 2003 ("Effective Date"), by and among 1130 RAINIER, LLC, a Washington limited liability company, f/k/a MANUS BUILDING, with offices located at 5030 Roosevelt Way NE, Suite 300, Seattle, Washington 98105 ("Landlord"), ACTIVATE.NET CORPORATION, a Delaware corporation, n/k/a LOUDEYE ENTERPRISE COMMUNICATIONS, INC., with offices at 1130 Rainier Avenue South, Suite 300, Seattle, Washington 98114 ("Tenant") and LOUDEYE CORP., f/k/a LOUDEYE TECHNOLOGIES, INC., a Delaware corporation with offices at 1130 Rainier Avenue South, Suite 300, Seattle, Washington 98114 ("Assignee").

                                    RECITALS

         WHEREAS, Landlord and Tenant have entered into a written Lease dated August 31, 1990, which Lease was amended by the First Amendment of Lease dated September 21, 1999, and by the Second Amendment of Lease dated October 6, 1999, and by the Third Amendment of Lease dated May 1, 2000, and by the Fourth Amendment of Lease dated August 18, 2000 (collectively, the "Lease"), whereby Landlord leased to Tenant the premises located in the County of King, State of Washington, more particularly described in the Lease;

         WHEREAS, Assignee subleased from Tenant one half (1/2) of the premises pursuant to a Sublease dated February 1, 2002 (the "Sublease"); and

         WHEREAS, Landlord and Tenant desire to amend the Lease for the purpose of reducing the amount of space, length of term and rent payable under the Lease and assign the Lease to Assignee.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. Capitalized terms that are not specifically defined herein shall have the meaning provided in the Lease. On and after the Effective Date, the Lease shall be deemed to incorporate the terms of this Fifth Amendment as an integral part thereof. In the event of any conflict between the terms of this Fifth Amendment and the Lease, the provisions of the Fifth Amendment shall control.

         2. Application of Security. Landlord and Tenant agree that Landlord may pay itself the Security Deposit, in which the Landlord holds a validly perfected security interest, in the amount of Two Hundred Eighteen Thousand Five Hundred and No/100 ($218,500.00) Dollars. Tenant grants to Landlord the right to liquidate the letter of credit, #SLCSSEA00818 from U.S. Bank National Association, in the remaining sum of Nineteen Thousand Six Hundred Twenty-Two and 92/100 ($19,622.92) Dollars, and Tenant shall immediately execute all documents needed to secure such release from the holder of the Letter of Credit. Upon payment of the

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Security Deposit or liquidation of the letter of credit, Tenant and Assignee shall be under no obligation to replenish either the Security Deposit or the letter of credit.

         3. Assignment. Landlord agrees to permit Assignee to take assignment of a portion of Tenant's rights under the Lease, and occupy a portion of the premises under the terms of the Lease, as such terms are modified herein.

                  (a) Modified Length of Assignee's Term. The modified term of occupancy by Assignee shall be from April 1, 2003 through and including June 30, 2003 ("Reduced Term"), which term may be extended as provided in Paragraph 6.

                  (b) Reduced Space. The Assignee shall be entitled to occupy only that portion of the premises described in Paragraph 4 and Exhibit B of this Fifth Amendment, which shall be referred to herein as the "Reduced Space." All portions of the premises other than the Reduced Space are hereby surrendered to the Landlord, and are no longer subject to the terms of the Lease (except to the extent that use of the Reduced Space requires incidental use of the common areas of the premises). The use of the Reduced Space shall include all improvements located therein and in the common areas of the premises reasonably needed for use of the Reduced Space, including the improvements described in paragraph 3(e).

                  (c) Modified Rent. The Assignee shall pay to Landlord the sum of Three Hundred Fifty Thousand ($350,000) Dollars for the Reduced Term described in paragraph 3(a), in advance of the commencement of the term. In the event that the Assignee vacates the Reduced Space before the end of the Reduced Term, or any portion thereof, the Assignee shall not be entitled to any refund of the rent paid.

                  (d) Utility Expenses. The Assignee shall pay to Landlord, in advance, the sum of Sixty-Thousand ($60,000) Dollars for Assignee's future utility expenses for the Reduced Space for the Reduced Term, or to be applied toward utility expenses in any Extension Term (as hereinafter defined in Paragraph 6).

                  (e) Use of Fixtures. Assignee shall be entitled to use of the fixtures located on the premises (including those which were installed by the Tenant during its occupancy of the premises) during the Reduced Term or any Extension Term, Tenant confirms that the following assets of Tenant, which were affixed to the premises and are properly part of the premises pursuant to Section 14(a) of the Lease are the property of the Landlord and are held by the Landlord free and clear of any and all claims, liens and adverse interests:

                          Fixtures

                           (i) Satellite improvements that are attached to, or located on, the roof;

                           (ii)     Electrical generator; and


                           (iii) Existing Tenant Improvements including all communication and data wiring and cabling and other property, provided


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                                    such property is attached to, behind the
                                    walls of, or under the floors of the
                                    Premises, and the wall mounted monitors in Grand Central but excluding all equipment racking systems.

         4. Premises. As of the Effective Date, the description of the Premises demised by the Lease is hereby amended to specifically exclude any space on the top floor ("Floor 3") of the Premises and approximately one-half of the ground floor ("Floor 2") as depicted in Exhibit A, pages 1 and 2 ("Surrendered Space"). During the period from April 1, 2003 to June 30, 2003 ("Reduced Term") or any Extension Term (as hereinafter defined), Assignee shall have the right to use all of the space in the basement ("Floor 1") and the remaining portion of Floor 2, as depicted in Exhibit B, pages 1 and 2 ("Reduced Space").

         5. Rent. As of the Effective Date, the Annual Basic Rent and Direct Expense amounts listed in Sections 5 and 6 of the Lease, as amended, shall be replaced by those amounts provided for in Paragraphs 3(c) and 5, herein.

         6. Term; Extension Terms. Unless otherwise timely extended pursuant to this paragraph, the Lease shall terminate June 30, 2003, (the "Expiration Date"). Assignee shall have two (2) options to extend the term of the Lease, each extension for an additional three (3) month period. Each option may be exercised by Assignee only upon thirty (30) days written notice to Landlord (each an "Extension Term"), under the following conditions:

                  (a) Assignee shall pay Landlord, as rent, One Hundred Thousand ($100,000) Dollars at the time of exercise of each option to extend the term of the Lease; and

                  (b) Assignee shall pay Landlord, as prepaid utility expenses, an amount equal to the actual utility expenses incurred by Landlord for the Reduced Space for the prior three month period, in advance of the beginning of any Extension Term (any unused utility expense funds from the Reduced Term or prior Extension Term shall be credited to the upcoming Extension Term) or returned to Assignee if the Lease is otherwise terminated.

         7. Landlord's Entry. Landlord may, without prior notice to Assignee, show the Reduced Space to prospective tenants and real estate brokers. Landlord shall have the right to place "For Lease" signs on the building and/or on the roof of any location and in such size as Landlord deems reasonably necessary.

         8. Surrender of the Premises. Upon the Effective Date, Expiration Date, and Termination Date (as hereinafter defined), as applicable, Tenant and Assignee shall surrender the Surrendered Space or Reduced Space, as applicable, to Landlord, and Landlord shall accept such portion of the Premises, subject to the following conditions:

                  (a) Tenant and Assignee shall vacate the Premises leaving such space in good order, condition and repair, ordinary wear and tear excepted;

                  (b) Tenant and Assignee shall remove all of its personal property and signage from the Premises, excluding those items listed in
         Section 3(e) herein, leaving the


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         Premises free from all trash and debris and in a broom-clean condition
         (Tenant and Assignee shall, at its sole cost and expense paid prior to commencement of any personal property removal or work, use Doyle Technology Consultants or other such company reasonably acceptable to Landlord, to remove Tenant's and Assignee's personal property and label all communications, data and other wiring in the Premises to facilitate future use);

                  (c) Tenant and Assignee shall repair and restore any damage to the Premises or Building caused by or resulting from Tenant's and Assignee's use and vacation of the Premises or Tenant's and Assignee's removal of personal property from the Premises as required hereunder (Tenant and Assignee shall, at its sole cost and expense paid prior to commencement of any personal property removal or work, use Carroll Construction, or other such company reasonably acceptable to Landlord, to make such required repairs and restorations); and

                  (d) Tenant and Assignee shall return all security cards, the security computer, and keys to Landlord.

         9. Lease Expiration. Upon the expiration of the Lease, including the Reduced Term and any Extension Term, this Lease shall be of no force and effect and Tenant and Assignee shall surrender to, and Landlord shall accept, the Reduced Space, subject to the obligations set forth in Section 8 and Landlord's refund to Assignee, within thirty five (35) days following the Expiration Date, of any unused portion of pre-paid utility expenses as of the Expiration Date.

         10. Landlord's Termination Right. Landlord shall have the right to terminate the Lease at any time after mutual execution of a lease for the Reduced Space with a new tenant. Tenant and Assignee shall surrender the Reduced Space to Landlord within forty-five (45) days ("Termination Date") following Landlord's written notice to Assignee. In addition to the obligations set forth in Section 7, upon such termination Landlord shall be required to refund to Assignee any unused portion of pre-paid utility expenses and pre-paid rent on a pro-rata basis, no later than five (5) days as to rent and thirty five (35) days as to utility expenses following the Termination Date.

         11. Parking. Tenant and Assignee shall vacate the parking lot for the Premises no later than April 1, 2003, except for forty (40) parking spaces on the upper level that Assignee may use until June 30, 2003. Assignee shall be entitled to use such parking spaces during the Reduced Term and any Extension Term at no cost.

         12. Security. Tenant shall return to Landlord on the Effective Date all security cards, the control of the security computer, and keys for the Premises not currently in use and shall supply to Landlord a list of all employees of Tenant or Assignee currently in possession of and using such cards and keys by card number and key.

         13. Representation of Tenant. Tenant represents that the property described in Paragraph 3(e) as property of the Landlord is delivered "as is" with no additional representations regarding its value or condition, other than a warranty of clear title by Tenant to Landlord.


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         14. Release and Waiver. Landlord hereby releases Tenant, Loudeye Corp.,
Loudeye Enterprise Communications, Inc. and their respective officers, shareholders, directors, employees, agents, successors, assigns, subsidiaries and affiliates from any obligations relating to the Premises except for those obligations provided herein, and any rights arising under that certain Sublease, dated February 1, 2002, by and between Tenant and Sublandlord and Loudeye Technologies, Inc., n/k/a Loudeye Corp. as subtenant, for Tenant's or subtenant's failure to perform its obligations in relation thereto. Landlord hereby waives and relinquishes any right to pursue or hold Tenant liable for any default or pending default under the Lease existing as of the Effective Date. Tenant, Loudeye Corp., and Loudeye Enterprise Communications, Inc. hereby releases Landlord, and its respective officers, shareholders, directors, employees, agents, successors, assigns, subsidiaries and affiliates from any obligations relating to the Premises except for those obligations provided herein, and any obligations arising under that certain Sublease, dated February 1, 2002, approved by Landlord, between Tenant and Sublandlord and Loudeye Technologies, Inc., n/k/a Loudeye Corp. as subtenant. Tenant and Assignee hereby waive and relinquish any right to pursue or hold Landlord liable for any default or pending default under the Lease existing as of the Effective Date.

         15. Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all such counterparts shall constitute one agreement. To facilitate execution of this Fifth Amendment, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.

         16. Settlement Costs. Upon execution of this Amendment and presentment of an invoice for legal fees, Tenant or Assignee shall pay for Landlord's reasonable, actual legal fees and court costs in documenting this Fifth Amendment and vacating the judgment entered in the Pending Action which fees shall not exceed Six Thousand and No/100 ($6,000.00) Dollars.

         17. Vacating Judgments; Confessions of Judgment. Simultaneous with the execution of this Fifth Amendment, Landlord shall vacate that certain judgment taken against Activate.net Corporation presently known as Loudeye Enterprise Communications, Inc. on 21 March 2003 for the principal amount of $314,964.24 in the underlying action entitled 1130 Rainier, LLC v. Loudeye Corporation, et al., No. 03-2-21144-3 SEA ("Pending Action"); deliver to Tenant the Confession of Judgment executed by the Tenant in the Pending Action on 21 March 2003; and dismiss the pending action with prejudice and without costs to either party. Simultaneously with the execution of this Fifth Amendment, Assignee shall deliver to counsel for Landlord a Confession of Judgment in the form attached as Exhibit C, which Confession of Judgment shall be held by counsel for the Landlord according to the terms recited therein.



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         18. Assignment and Assumption. As of the Effective Date, Tenant hereby assigns all of Tenant's obligations under the Lease to Assignee and Assignee hereby assumes all of Tenant's obligations under the Lease. Landlord hereby consents to the assignment and assumption of the Lease set forth herein.

LANDLORD:                                         TENANT:

1130 RAINIER, LLC                                 LOUDEYE ENTERPRISE
f/k/a MANUS BUILDING                              COMMUNICATIONS, INC. f/k/a
By Seavest Financial Corporation                  ACTIVATE.NET CORPORATION

By:_____________________________                  By:___________________________
Name: Paul E. Krug                                Name:
Title: President                                  Title:

                                                  ASSIGNEE:

                                                  LOUDEYE CORP. f/k/a Loudeye
                                                  Technologies Inc

                                                  By:___________________________
                                                  Name:
                                                  Title:

STATE OF WASHINGTON        )
                           )  ss.
COUNTY OF KING             )

         I certify that I know or have satisfactory evidence that Paul E. Krug is the person who appeared before me, and said person acknowledged that he was authorized to execute the instrument and acknowledged it as the President of Seavest Financial Corporation, which corporation is the manager of 1130 Rainier, LLC, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

                                        DATED:  _____________________ 2003

                                        __________________________________
                                        ____________________ (Printed Name)
                                        Notary Public
                                        My Appointment Expires: ____________

STATE OF WASHINGTON        )
                           )  ss.
COUNTY OF ___________      )

         I certify that I know or have satisfactory evidence that ________________ is the person who appeared before me, and said person acknowledged that _____ was authorized to execute


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the instrument and acknowledged it as the ________________ of Loudeye Enterprise
Communications, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

                                        DATED:  _____________________ 2003

                                        __________________________________
                                        ____________________ (Printed Name)
                                        Notary Public
                                        My Appointment Expires: ____________

STATE OF WASHINGTON        )
                           )  ss.
COUNTY OF ___________      )

         I certify that I know or have satisfactory evidence that ________________ is the person who appeared before me, and said person acknowledged that _____ was authorized to execute the instrument and acknowledged it as the ________________ of Loudeye Corporation to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.


                                        DATED:  _____________________ 2003

                                        __________________________________
                                        ____________________ (Printed Name)
                                        Notary Public
                                        My Appointment Expires: ____________



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                                    EXHIBIT A



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                                    EXHIBIT B



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                                    EXHIBIT C



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